EXHIBIT 10.10

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) has been made and entered into as of this 19th day of October 2004, between Greenhold Group, Inc. (“Seller”), and John D. Harris (the “Purchaser”).

R E C I T A L S:

A. The parties hereto desire to effect a stock sale (the “Stock Sale”) pursuant to which Purchaser will purchase from the Seller one hundred percent of the outstanding common stock (the “Transferred Shares”) of Online ServicesUSA, Inc., Shadrach Enterprises, Inc. and Defuniak Springs Internet, Inc. (the “Companies”), (the “Company Stock”), to be purchased by Purchaser for the consideration set forth herein. The Transferred Shares represent all of the issued and outstanding stock of the Companies.

B. Pursuant to the Stock Sale, the Seller will sell, and Purchaser will purchase, the Transferred Shares.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

ARTICLE I.

DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

“Affiliate” shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

“Closing” shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

“Closing Date” shall mean October 19, 2004 plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs.

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

“Code” shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

“Encumbrance” shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.

“Investment Letter” shall mean the investment letter in the form attached hereto as Appendix A.

“Material Adverse Effect” means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

“Ordinary Course of Business” shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Taxes” shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

“Transaction” shall mean the Stock Sale contemplated by this Agreement.

The following appendix is attached to and forms part of this Agreement:

Appendix A	Investment Letter

ARTICLE II.

THE TRANSACTION

2.1. Stock Sale. Subject to the terms and conditions of the Closing Documents, the Seller hereby agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, the Transferred Shares, in consideration for: (a) the assumption by Purchaser of all of the Companies’ liabilities and (b) the agreement to indemnify Seller as set forth in Article IX (the “Purchase Price”).

2.2. Securities Law Matters.

2.2.1. Private Offering. The Parties understand that the Transferred Shares to be acquired and delivered by the Seller pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter signed by the Purchaser and delivered concurrently with the execution of this Agreement. Each certificate representing the Transferred Shares in the name of the Purchaser pursuant to the terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.0.1. No Representations and Warranties. Purchaser acknowledges that he has served as Chief Executive Officer and sole director of the Seller until the date of this Agreement and therefore Seller makes no representations and warranties to Purchaser and the Transferred Shares shall be conveyed “As Is” and “Where Is” as of Closing. NO WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN OR SHALL BE MADE BY SELLER OR RELIED UPON BY PURCHASER. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE TRANSFERRED SHARES HEREUNDER IS WITHOUT RECOURSE TO SELLER AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES AS TO ITEMS, CONDITION, QUANTITY OR ANY OTHER MATTERS WHATSOEVER. THE PURCHASER ACKNOWLEDGES THAT AND AGREES THAT SELLER DISCLAIMS AND HAS NOT MADE ANY REPRESENTATIONS AND WARRANTIES RELATING TO THE SALE OF THE TRANSFERRED SHARES, AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Seller that:

3.1.1. Authorization. Purchaser has the full power and authority to execute, deliver and perform his obligations under this Agreement. A complete set of Purchaser’s corporate records, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Seller. Purchaser is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

3.1.2. Authority Relative to the Closing Documents; Enforceability. Purchaser is not suffering from any legal disability which would: (a) prevent him from executing, delivering or performing its obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against Purchaser and its property. The Closing Documents have been duly and validly executed and delivered and each constitutes the legal, valid and binding obligation, enforceable against Purchaser in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

3.2.3 Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against Purchaser, nor is Purchaser subject to any existing judgment which might affect the financial condition, business, property or prospects of Purchaser; nor has Purchaser received any inquiry from an agency of the federal or of any state or local government about the Transaction.

3.2.4 Compliance with Law and Government Regulations. Purchaser is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting Purchaser or its properties or the operation of its business. Purchaser is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

3.2.4 Full Disclosure. None of the representations and warranties made by Purchaser herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.2.5 Investment Experience; No Reliance. The Purchaser is an “accredited investor” as such term is defined for purposes of the Securities Act. Purchaser acknowledges that he is able to fend for himself, and bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Transferred Shares. Purchaser further represents that he has had an opportunity to ask questions and receive answers from the Seller regarding the Transferred Shares and the condition of the Seller. The Purchaser acknowledges that he is not relying in any respect on Seller with respect to the condition, financial or otherwise, of the Seller. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER DISCLAIMS AND HAS NOT MADE ANY REPRESENTATIONS AND WARRANTIES RELATING TO THE SALE

OF THE TRANSFERRED SHARES, AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE IV.

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

4.1. Brokers or Finders. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder’s fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

ARTICLE V.

CLOSING DELIVERIES

5.1. The Closing. The Closing shall take place on or before the Closing Date (unless such date is extended by the mutual agreement of the parties) at such location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Seller and Purchaser, provided such undertakings are satisfactory to each party’s respective legal counsel.

5.2. Deliveries by the Purchaser. Purchaser hereby agrees to deliver, or cause to be delivered, to Seller the following items on Closing:

5.2.1. Investment Letter. The duly executed Investment Letter attached hereto as Appendix A.

5.3. Deliveries by Seller. Seller hereby agrees to deliver to the Purchaser the following items on Closing:

5.3.1. Stock Certificates. A stock certificate or certificates representing the Transferred Shares, together with an assignment separate from certificate.

ARTICLE VI.

CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATION TO

CLOSE

Purchaser’s obligation to purchase the Transferred Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

6.1. Performance of Covenants. The Seller and the Companies shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.3 of this Agreement.

6.2. Accuracy of Representations. All of Seller’s representations and warranties must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VII.

CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

The Seller’ obligation to sell the Transferred Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

7.1. Performance of Covenants. Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.2 of this Agreement.

7.2. Accuracy of Representations. All of Purchaser’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VIII.

SURVIVAL OF REPRESENTATIONS

8.1. Representations to Survive Closing. The representations and warranties contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction for a period of one year following the Closing. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification. From and after the Closing Date, Company and Purchaser, as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the “Indemnified Party”) from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel (whether at the pre-trial, trial or appellate levels), arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, or in the case of Purchaser Company, any claim arising from any action prior to the Closing Date, by the party against whom indemnification is sought (the “Indemnifying Party”).

9.2 Indemnification Procedure. In the event of a claim for indemnification under this Section 9, the party seeking indemnification (the “Indemnified Party”) shall promptly notify the party against whom indemnification is sought (the “Indemnifying Party”) in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the “Indemnification Notice”). The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

Promptly after the receipt of an Indemnification Notice, the Indemnifying Party shall have the right, upon written notice (the “Defense Notice”) to the Indemnified Party within 30 days after receipt by the Indemnifying Party of the Indemnification Notice (or sooner if such claim so requires), to conduct, at their own expense, the defense against the claim in their own name or, if necessary, in the name of the Indemnified Party. The Defense Notice shall specify the counsel the Indemnifying Party shall appoint to defend such claim (the “Defense Counsel”) and the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. In the event the Indemnified Party and the Indemnifying Party cannot agree on such counsel within 10 days after the Defense Notice is given, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party’s approval which approval shall not be unreasonably withheld. The Indemnified Party shall have the right to employ separate counsel in any such claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any damages, losses and expenses incurred by the Indemnified Party unless (i) the Indemnifying Party shall have failed to give the Defense Notice within the prescribed period, (ii) the Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Party, to the effect that the interests of the Indemnified Party and the Indemnifying Party with respect to the claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (iii) the employment of such counsel at the expense of the Indemnifying Party has been specifically authorized by the Indemnifying Party. The party conducting the defense of any Claim shall keep the other party apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Claim unless the Indemnified Party and the Indemnifying Party consent, such consent not to be unreasonably withheld.

ARTICLE X

MISCELLANEOUS

10.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed to the following persons at their last know or provided address:

If to the Seller:

Greenhold Group, Inc.

835 Bill Jones Industrial Way

Springfield, Tennessee 37172

Attention: Michael S. Hedge

Telephone: (615) 384-1286

Facsimile: (615) 384-1290

If to Purchaser:

John Harris

2960 Corey Road

Malabar, FL 32950

Telephone: (321) 727-3020

Facsimile: (321) 953-6176

10.2. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

10.3. Expenses. Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

10.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Florida in connection with any action arising under or brought with respect to this Agreement.

10.5. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

10.6. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

10.7. Pronouns, Etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word “and” includes the word “or”. The word “or” is disjunctive but not necessarily exclusive.

10.8. Complete Agreement. This Agreement, the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between

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the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

10.9. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto. Prior to the Closing, the Seller may amend any of the disclosure schedules referenced herein by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the Company, Purchaser may terminate this Agreement without liability to the Seller.

10.10. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.

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SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

/s/ JOHN D. HARRIS
John D. Harris

SELLER:

GREENHOLD GROUP, INC.

By:	/s/ MICHAEL S. HEDGE
Michael S. Hedge, Chief Executive Officer

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APPENDIX A

INVESTMENT LETTER

October     , 2004

Greenhold Group, Inc.

Dear Sir:

In connection with the purchase of all issued and outstanding shares of the common stock (the “Shares”) of                                         . (the “Corporation”) by John D. Harris pursuant to a share purchase agreement dated the      day of October 2004 (the “Share Purchase Agreement”), the undersigned (the “Purchaser”), hereby makes the following acknowledgments, representations and warranties:

1. Investment Intent. The Purchaser is acquiring the Shares for investment solely for his own account and for investment purposes only and not with a present plan, intention, contract, understanding, agreement, arrangement or view to any distribution, transfer, assignment, pledge, hypothecate, transfer or resale to others, including any “distribution” within the meaning of Securities Act of 1933, as amended, (the “Securities Act”). The Purchaser understands that the Shares have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of my representations made herein.

2. Securities Laws. The Purchaser expressly agrees and acknowledges that the Shares are not being registered and the Corporation has no present intention of registering such shares pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) or otherwise, and the issuance of the Shares is intended to be exempt from registration under Section 4(2) of the 1933 Act as a “transaction by an issuer not involving any public offering” and that reliance on such exemption is predicated, in part, on the Purchaser’s representations and warranties contained herein.

3. Financial Ability. The Purchaser is financially able to bear the economic risks of an investment in the Corporations and has no need for liquidity in this investment. Furthermore, the financial capacity of the Purchaser is of such a proportion that the total cost of the Purchaser’s commitment is not material when compared with its total committed capital. The Purchaser is financially able to suffer a complete loss of this investment. The Purchaser understands that his investment in the Shares is extremely speculative and involves a high degree of risk.

4. Experience. The Purchaser has sufficient knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares. THE PURCHASER IS ABLE TO

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BEAR THE ECONOMIC RISK OF THIS INVESTMENT WITH FULL UNDERSTANDING THAT HE MAY LOSE HIS ENTIRE INVESTMENT.

5. No Public Market. The Purchaser understands that no public market now exists for any of the securities of the Corporations and that the Corporations have made no assurances that any public market will ever exist for the Corporation’s securities.

6. Restricted Legend. The Purchaser acknowledges that certificates representing the Shares will bear a legend substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

7. Reliance for Exemptions. The Purchaser understands that the Shares are being transferred to him pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that Seller is relying upon the investment and other representations made herein as the basis for such exemptions.

8. Accuracy of Purchaser Representations. The representations and warranties contained in this letter do not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading.

Dated: October     , 2004

By:
John Harris

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